As filed with the Securities and Exchange Commission on May 26, 2015

                                                     Registration No. 333-197724
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A

                                 AMENDMENT NO. 4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Karnet Capital Corp.
                 (Name of small business issuer in its charter)

           Nevada                                 7385                          30-0809134
(State or Other Jurisdiction of       (Primary Standard Industrial            (IRS Employer
Incorporation or Organization)           Classification Number)            Identification Number)

                              Lensoveta 42, app. 48
                         Saint-Petersburg, Russia 196143
                                + 1 305 459 3998
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Business Filings Incorporation
                  8040 Excelsior Dr. Suite 200 Madison WI 53717
                               Tel: 1-800-981-7183
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of Communications to:

                              Scott D. Olson, Esq.
                                  274 Broadway
                              Costa Mesa, Ca 92627


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer  [ ]                       Accelerated filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered            to be Registered (1)      per Share (2)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
Common Stock                  9,000,000               $0.01                 $90,000               $11.59
===========================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

                              KARNET CAPITAL CORP.

                        9,000,000 SHARES OF COMMON STOCK

                                 $0.01 PER SHARE


This is the initial offering of common stock of Karnet Capital Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 9,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The amount raised may be minimal and there is no assurance that we will be able to raise a sufficient amount to cover our expenses or any funds at all and may not even cover the costs of the offering. However, our President, Aleksandr Chuiko has agreed to loan the Company up to $30,000 to cover filing expenses, legal and accountant fees and working capital for the first order of our products. The loan is unsecured, non-interest bearing, non-convertible and due on demand. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Mr. Chuiko does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Chuiko or the repayment of the funds to Mr. Chuiko. The entire transaction was oral. However, the verbal agreement is not binding and there is no guarantee that we will receive such loan. The loan will be repaid from the profits of the company if such accrue. As of February 28, 2015, we have earned $7,688 in revenue.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Aleksandr Chuiko, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. The offering shall terminate on the earlier of (i) the date when the sale of all 9,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part, (iii) one year after the effective date of this prospectus. The offering will not be extended beyond one year or (iiii) The Board of Directors may decide to terminate the offer prior to the completion of the sale of all of the 9,000,000 shares being registered if sufficient revenue is generated from operations to allow the company to further its business plan without the need from outside funding. The offering will not be extended beyond 365 days following the date of the prospectus.

THE SHARES WILL BE OFFERED AT A FIXED PRICE OF $0.01 PER SHARE FOR A PERIOD OF 240 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS. THE COMPANY MAY ELECT TO EXTEND THIS INITIAL OFFERING FOR FROM 240 DAYS FROM THE DATE OF THE DATE OF THE PROSPECTUS TO A PERIOD OF 365 DAYS AFTER THE DATE OF THIS PROSPECTUS. FUNDS, ONCE INVESTED BY AN INVESTOR, ARE IRREVOCABLE.


In the event the company sells 1/3 of the total offering, we will realize net proceeds of approximately $20,000. In the event the company sells 2/3 of the total offering, we will realize net proceeds of approximately $50,000. In the event the company sells 100% of the total offering, we will realize net proceeds of approximately $80,000. There is no guarantee that we will receive any proceeds from this offering.

We are an "emerging  growth  company" as defined in the  Jumpstart  Our Business
Startups Act ("JOBS Act"). Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in "Risk Factors" beginning on page 8 of this prospectus.

SEE "RISK FACTORS" ON PAGE 5 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED _______, 2015

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  5
FORWARD-LOOKING STATEMENTS                                                   13
USE OF PROCEEDS                                                              14
DETERMINATION OF OFFERING PRICE                                              14
DILUTION                                                                     15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS                                                   15
DESCRIPTION OF BUSINESS                                                      28
LEGAL PROCEEDINGS                                                            33
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                  33
EXECUTIVE COMPENSATION                                                       35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               36
PLAN OF DISTRIBUTION                                                         37
DESCRIPTION OF SECURITIES                                                    39
INIDEMNIFICATION  FOR SECURITIES ACT LIABILITIES                             42
LEGAL MATTERS                                                                42
INTERESTS OF NAMED EXPERTS AND COUNSEL                                       42
EXPERTS                                                                      43
AVAILABLE INFORMATION                                                        43
FINANCIAL STATEMENTS                                                         43
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                        43
INDEX TO THE FINANCIAL STATEMENTS                                            44


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "KARNET CAPITAL CORP." REFERS TO KARNET CAPITAL CORP. THE FOLLOWING SUMMARY PROVIDES A BRIEF OVERVIEW OF THE KEY ASPECTS OF THE OFFERING. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                              KARNET CAPITAL CORP.

We are a development stage company and we are in the business of selling Food Waste Disposal Units, or Garburators in Russian Federation. The premise behind the use of a Food Waste Disposal Unit is to effectively regard food scraps as liquid (averaging 70% water, like human waste), and use existing infrastructure (underground sewers and wastewater treatment plants) for its management.

Food waste disposal units are widely used in US, but they are not widely known on Russian market. This is why we see it as a viable opportunity, that worth pursuing.

Our intention is taking advantage of low penetration of such products on Russian market. At present moment we have one (1) distributor and have minimal operations.


Being a development stage company, we have limited revenues and have limited operating history. Karnet Capital Corp. was incorporated in Nevada on Jan 31, 2014. To date we have prepared a business plan, signed the purchase contract with manufacturer, signed a Sales contract with distributor Kalynka 25, an established home appliance and electronics chain in Saint Petersburg, and delivered a lot of 50 Food Waste Disposal Units (Garburators) to them. We plan to form a long-term relationship with Kalynka 25 and although our one and only contract with Kalynka 25, (Exhibit 10.1), clearly states that Kalynka 25 will pay for the "goods" when "the goods are received", initially we waved those terms only for the first order and allowed them to postpone payments for the units received, in order to be able to display them in their retail locations so that we could raise awareness of our products. Since then, Kalynka 25 made a full payment for those 50 units of garburators they received in the first purchase order. We received an overwhelming response, which resulted in second purchase order of 25 units pursuant to our initial Sales contract from June 05, 2014, which is currently being fulfilled by our manufacturer. All future orders from Kalynka 25 will fall under our initial Sales contract, done on reinstated terms of our contract and will be paid on delivery of our products to their warehouse.done on reinstated terms of our contract and will be paid on delivery of our products to their warehouse.


Our   principal   executive   office  is  located  at  Lensoveta  42,  app.  48,
Saint-Petersburg, Russia, 196143. Our phone number is + 1 305 459 3998.


We are a company with limited revenues and have just recently started our operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from January 31, 2014 (date of inception) to February 28, 2015, report revenue of $7,688 and a net loss of $9,778. As of February 28, 2015 we had $7,725 in cash on hand. As of the date of this prospectus we had $5,264 in cash on hand. Our independent registered public accountant has issued an audit opinion for Karnet Capital Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. If we are unable to obtain additional working capital our business may fail. To date we have engaged in the following operations: (i) completion of our business plan, (ii) the identification of potential distributors with existing customer bases, (iii) and the purchase and sale of lot of 50 Waste Disposal Units. We intend to use the proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). Being a development stage company, we have very limited operating history.


Proceeds from this offering are required for us to proceed further with our business plan over the next twelve months. We require minimum funding of $30,000 to conduct our continuing operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $30,000, our business may fail. Even if we raise $90,000 from this offering, we may need more funds to develop growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Our President devotes approximately 20 hours/week to the business and he has no prior experience managing a public company.

Aleksandr Chuiko, our President, has verbally agreed to lend funds, up to $30,000, to pay for the registration process to help maintain a reporting status with the SEC and to further follow our business plan in the form of a non-secured loan for the next twelve months. However, the verbal agreement is not binding and there is no guarantee that we will receive such loan. The loan is unsecured, non-interest bearing and due on demand.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE OFFERING

The Issuer:                   KARNET CAPITAL CORP.

Securities Being Offered:     9,000,000 shares of common stock

Price Per Share:              $0.01

Duration of the Offering:     The offering shall terminate on the earlier of:
                              (i) the date when the sale of all 9,000,000 common shares is completed;
                              (ii) one year from the date of this prospectus; or
                              (iii) prior to one year at the sole determination of the board of directors.

                              iiii) The Board of Directors may decide to terminate the offer (prior to the completion of the sale of all of the 9,000,000 shares being registered if sufficient revenue is generated from operations to allow the company to further its business plan without the need from outside funding.


Net Proceeds if 100% of
the shares offered hereunder
are sold:                     $80,000

Net Proceeds if 2/3 of
the shares offered hereunder
are sold:                     $50,000

Net Proceeds if 1/3 of
the shares offered hereunder
are sold:                     $20,000

Securities Issued and
Outstanding:                  There are 6,000,000 shares of common stock issued
                              and outstanding as of the date of this prospectus, held solely by our sole officer and director, Aleksandr Chuiko.

Registration Costs:           We estimate our total offering registration costs
                              to be approximately $10,000.

Risk Factors:                 See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from January 31, 2014 (date of inception) to February 28, 2015, included on Page F-1 in this prospectus.


FINANCIAL SUMMARY


                                                           February 28, 2015 ($)
                                                           ---------------------
Cash and Deposits                                                    7,725
Total Assets                                                         7,725
Total Liabilities                                                   11,503
Total Stockholder's Equity                                          (3,778)


STATEMENT OF OPERATIONS


                                                              Accumulated From
                                                            January 31, 2014 to
                                                           February 28, 2015 ($)
                                                           ---------------------
Revenues                                                             7,688
Cost of Goods Sold                                                  (5,125)
Total Expenses                                                      12,351
Net Loss for the Period                                             (9,778)
Net Loss per Share                                                   (0.00)


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR STATUS AS A SHELL

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

RISKS RELATING TO OUR BUSINESS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We anticipate that additional funding might be needed or various expenses including general administrative expenses and marketing costs. We have generated limited revenue from our operations since inception.

In order to continue our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business objectives, we may have to cease operations. We estimate that we will need approximately $30,000 in additional funds to complete our planned operations. This is in consideration with Company's cash balance of $1,263 as of February 28, 2015, and amount needed to execute the 12 month plan of operations at $30,000.


Other than this offering, we have a verbal agreement with our President for a non-secured loan of up to $30,000 to pay for the registration process to help maintain a reporting status with the SEC and to further follow our business plan. However, the verbal agreement is not binding and there is no guarantee that we will receive such loan. The loan is unsecured, non-interest bearing and due on demand, so we might need to arrange additional sources of financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our director.

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION AFTER REVIEWING OUR FINANCIAL STATEMENTS; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.

We will be required to expend substantial amounts of working capital in order to continue to acquire and market our proposed products and establish the necessary relationships to grow our business. We were incorporated on January 31, 2014. Our operations to date were funded entirely by our sole director. We are totally dependent on this offering. Our failure to raise the necessary funds adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future could restrict our ability to grow and reduce our ability to continue to conduct business operations. After reviewing our financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

WE LACK AN OPERATING HISTORY AND HAVE GENERATED ONLY LIMITED REVENUES TO DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN ADDITIONAL REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in January 31, 2014 and we have business operations which cannot be defined as substantial. We do not have significant operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception to February 28, 2015 is $9,778. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough clients who will buy our product. We cannot guarantee that we will be successful in generating additional revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

WE HAVE A SOLE DIRECTOR AND OFFICER WHICH DOES NOT PERMIT US TO HAVE ADEQUATE INTERNAL CONTROLS

Because our sole executive officer occupies all corporate positions, it is not possible to have adequate internal controls. In addition, our sole director and officer will determine his salary and perquisites, we may not have funds available for net income.

COMPANIES SALLING GARBURATORS CONSIST OF MOSTLY NON-PUBLIC COMPANIES

Because Garburators Sale companies consist of mostly non-public companies, a small company selling Garburators with the added expenses of being a reporting company might have a competitive disadvantage.

THE LACK OF INSURANCE MAY EXPOSE US TO LIABILITIES WHICH COULD CAUSE US TO CEASE OPERATIONS

Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations. While we intend to maintain insurance in the future for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

RISKS RELATED TO DOING BUSINESS IN RUSSIA

Currency exchange rate

The foreign currency exchange rate between U.S. Dollars/Euros and Ruble could adversely affect our financial condition

To the extent that we purchase garburators in U.S. Dollars or Euros and sell them for Russian Rubles, our financial position and the price of our common stock may be adversely affected should the Ruble drop in value against the U.S. Dollar or Euro at that time. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all.

WE ARE A DEVELOPMENT STAGE COMPANY WITH LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on January 31, 2014 and to date have minimal business operations consisting primarily of organizational activities and the purchase and sale of a lot of 50 Food Waste Disposal Units, or Garburators. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have earned limited revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is limited history upon which to base any assumption as to the likelihood that we will prove successful. If we are unsuccessful in addressing these risks, our business will most likely fail.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items but shall be subject to the existing scaled executive disclosure requirements for smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

WE ARE RELYING ON THE FUNDS TO BE RAISED IN THIS OFFERING TO GROW OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE ADDITIONAL REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We need the proceeds from this offering to advance our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $30,000 to continue our operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

IF WE RAISE PRICE OF OUR GARBURATORS, THERE IS A POTENTIAL CHANCE OF REDUCTION IN SALES

If we raise the price of our Garburators, some of our customers may not be willing or able to pay the increased prices causing a reduction in our sales which may affect our business negatively. We intend to counteract rising commodity prices by raising the price of our Garburators.

WE HAVE EARNED LIMITED REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS MAY BE DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


We have net losses of $9,778 for the period from our inception on January 31, 2014 to February 28, 2015, and have limited revenues to date. Our future is dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. HARRIS & GILLESPIE CPA'S, PLLC our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to the business plan we have undertaken. As a result we may have to liquidate our business and you may lose your investment.


IF WE DO NOT ATTRACT DISTRIBUTORS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have limited number of distributors to purchase our products. Even after obtaining distributors, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell any of our products at prices which generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.


Although our products are not widely known in Russia yet, the small kitchen appliances market is already established and highly competitive. There are many small and midsized companies with established sales channels and client bases. We hope to build a relationships with some of these client basis for retail sales of our products. Some of these potential partners have the ability, and may choose to manufacture similar products themselves. This highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects. We may not be able to get most suitable locations or advertising spacing due to a smaller marketing budget. It is also likely that we may be forced to lower the price of our Garburators below our set pricing to keep up with completion, which will affect our profits.


BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 100% OF THE COMPANY'S SHARES AND WILL OWN 40% OF THE COMPANY'S OUTSTANDING COMMON STOCK IF WE ARE SUCCESSFUL AT COMPLETING THIS OFFERING, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

As of the date of this prospectus, Mr. Chuiko, our sole officer and director, owns 100% of the company's shares. The following table shows Mr. Chuiko percentage ownership assuming the sale of 1/3, 2/3, and 100%, respectively, of the securities offered:

Funding Level                               $30,000.00       $ 60,000.00         $ 90,000.00
Offering price                              $     0.01       $      0.01         $      0.01
Shares being issued through the offering     3,000,000         6,000,000           9,000,000
Mr. Chuiko's Shares                          6,000,000         6,000,000           6,000,000
Total Shares Outstanding                     9,000,000        12,000,000          15,000,000
Mr. Chuiko's percentage ownership           %       66       %        50        %         40

Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, issuance of additional shares, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Chuiko may differ from the interests of the other shareholders and may result in corporate decisions that are disadvantageous to other shareholders. For example, the future issuance of additional shares may result in substantial dilution in the percentage of our common stock held by existing shareholders.

BECAUSE OUR PRINCIPAL ASSETS WILL BE LOCATED IN RUSSIAN FEDERATION, SAINT - PETERSBURG, OUTSIDE OF THE UNITED STATES, AND ALEKSANDR CHUIKO, OUR SOLE OFFICER AND DIRECTOR, RESIDES OUTSIDE OF THE UNITED STATES IN RUSSIAN FEDERATION, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. CHUIKO, OR TO ENFORCE A JUDGEMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. CHUIKO.

Our principal operations and assets are located in Saint - Petersburg, Russian Federation, outside of the United States, and Aleksandr Chuiko, our sole officer and director, is a non-resident of the United States he is a resident of Russian Federation. Therefore, it may be difficult to effect service of process on Mr. Chuiko in the United States, and it may be difficult to enforce any judgment rendered against Mr. Chuiko. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Chuiko, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Russian Federation may render that investor unable to enforce a judgment against the assets of Mr. Chuiko. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE ARBITRARILY DETERMINED THE PRICE OF THE SHARES OF OUR COMMON STOCK TO BE SOLD PURSUANT TO THIS PROSPECTUS, AND SUCH PRICE DOES NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES. CONSEQUENTLY, THERE IS AN INCREASED RISK THAT YOU MAY NOT BE ABLE TO RE-SELL OUR COMMON STOCK AT THE PRICE YOU BOUGHT IT FOR.

The initial offering price of $0.01 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this offering. If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and shareholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board. When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and
(viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION.


Your funds will not be placed in an escrow or trust account. All subscriptions in this offering will be available for our immediate use, and will not be returning subscriptions regardless of how many shares are sold in this offering. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.


BECAUSE OUR CURRENT PRESIDENT AND EXECUTIVE OFFICER DEVOTES LIMITED AMOUNT OF TIME TO THE COMPANY, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Aleksandr Chuiko, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Chuiko to our company could negatively impact our business development.

OUR EXECUTIVE OFFICER AND DIRECTOR DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, MANAGING A PUBLIC COMPANY, OR IN MARKETING, SALES AND ENGAGING IN IMPORT-EXPORT OPERATIONS

Our sole executive officer and director does not have any experience conducting a best-effort offering, managing a public company, or in marketing, sales and engaging in import-export operations. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive's officer's and director's lack of experience of managing a public company, or in marketing, sales and engaging in import-export operations, could cause you to lose some or all of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT HAS TO BE SOLD IN ORDER FOR THE OFFERING TO PROCEED

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to continue operations, you might lose your entire investment because we may not have enough funds to further implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to further implement our business plan. We do not have any plans where to seek this alternative financing at present time.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT ADDITIONAL REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $10,000 ongoing cost and expenses for SEC reporting and compliances to be paid from existing cash on hand and director loans. If necessary, Aleksandr Chuiko, our Chairman, has verbally agreed to loan the company funds, up to $30,000, to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC
Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. The management will be required to provide an annual report on our internal controls over financial reporting regardless of our status as an emerging growth company. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

When your S-1 becomes effective, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act but that management will be required to provide an annual report on our internal control over financial reporting pursuant to Item 308 of Regulation S-K in the year following our first annual report required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THIS OFFERING.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 6,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

                           FORWARD LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical or do not relate to present facts or conditions which may be considered as forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our Company and management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 1/3, 2/3 and 100%, respectively, of the securities offered for sale by the Company, with the net of $20.000; $50.000 and $80.000 available to our operations. There is no assurance that we will raise the full $90,000 as anticipated, or any funds at all.

Funding Level                           30,000           60,000           90,000
Legal and professional fees
 (associated with maintaining
 reporting status)                    $ 10,000         $ 10,000         $ 10,000
Office                                $      0         $  1,000         $  2,000
Developing website/hosting            $    650         $    650         $  1,000
Additional Waste Disposal Units       $ 16,000         $ 38,000         $ 63,000
Marketing and Advertising             $  3,050         $  9,850         $ 13,000
Other Expenses                        $    250         $    500         $  1,000

The table is prepared in order of priority among the purposes. If substantially less than the minimum proceeds are obtained we are prepare to minimize marketing and advertising expenses and will buy less units of our product..

We do not intend to use any of the proceeds from the offering to pay for the cost of the offering. The cost of the offering shall be loaned to us from Mr. Chuiko


The above figures represent only estimated costs. Aleksandr Chuiko, our President, has verbally agreed to lend funds, up to $30,000, to pay for the registration process to help maintain a reporting status with the SEC and to further follow our business plan, in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company. However, the verbal agreement is not binding and there is no guarantee that we will receive such loan. The amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our products. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.


                        DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to continue implementation of our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company's inception on January 31, 2014. Aleksandr Chuiko, our sole officer and director, paid $0.001 per share for the 6,000,000 common shares

Assuming completion of the offering, there will be up to 15,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                            $90,000           $60,000      $30,000
Offering price                           $  0.01           $  0.01      $  0.01
Net tangible book value per
 common share before offering            $0.0004           $0.0004      $0.0004
Increase per common share
 attributable to investors               $0.0060           $0.0053      $0.0044
Pro forma net tangible book
 value per common  share  after
 offering                                $0.0064           $0.0057      $0.0048
Dilution to investors                    $0.0036           $0.0043      $0.0052
Dilution as a percentage of
 offering price                            35.96%            42.61%       52.30%

Based on 6,000,000 common shares outstanding as of April 21, 2014 and total stockholder's equity of $5,888.



            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.


We are a development stage corporation and only recently started our operations. We researched the market, identified suppliers and purchased first butch of our product (50 units) to introduce our product to Russian market. On June 05, 2014 we signed a Sales agreement with our first distributor - Kalynka 25, (Exhibit 10.1) which has a strong presence in our market. We plan to form a long-term relationship with Kalynka 25 and although our one and only contract with Kalynka 25, (Exhibit 10.1), clearly states that Kalynka 25 will pay for the "goods" when "the goods are received", initially we waved those terms only for the first order and allowed them to postpone payments for the units received, in order to be able to display them in their retail locations so that we could raise awareness of our products. Since then, Kalynka 25 made a full payment for those 50 units of garburators they received in the first purchase order. We received an overwhelming response, which resulted in second purchase order of 25 units, pursuant to our initial Sales contract from June 05, 2014, which is currently being fulfilled by our manufacturer. All future orders from Kalynka 25 will fall under our initial Sales contract, and will be paid on delivery of our products to their warehouse. Furthermore, we are in the process of negotiating a contract with another distributor. Prior to signing the initial and only sales agreement with Kalynka 25, we had not done any business with such company. We have generated limited revenues from our business operations. Our financial statements for the period from January 31, 2014 (date of inception) to February 28, 2015, report revenue of $7,688 and a net loss of $9,778. As of February 28,

2015 we had $7,725 in cash on hand. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We have been utilizing and may utilize funds from Aleksandr Chuiko, our sole officer and director, who has verbally agreed to lend funds, up to $30,000, to pay for the registration process to help maintain a reporting status with the SEC and to further follow our business plan in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company. However, the verbal agreement is not binding and there is no guarantee that we will receive such loan. The loan is unsecured, non-interest bearing and due on demand.


We are a development stage company with nominal operations and assets. As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders' ability to re-sell their shares in our company pursuant to Rule 144 of the Securities Act, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated limited revenues.

No proceeds will be used as direct or indirect payments to Mr. Chuiko or his affiliates.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

                          12 MONTH PLAN OF OPERATIONS


During the first stages of our growth, our President and director will provide all of the labour required to execute our operations at no charge at his own location. Our President will be devoting approximately 30% of his time to our operations. Depending on how much funds we would be able to secure, we are planning to have multiple sales agreement signed.


We plan to employ an aggressive marketing and advertisement campaign, relationship building, and we will launch an integrated marketing campaign.. In addition to actively and aggressively pursuing new customers, our business will operate with the knowledge that effective marketing achieves positive scale when current customers are 100% satisfied and recommend our business to their network of friends, family and associates. By developing a strong reputation for exceptional style, quality and value we can be assured that current customers will not have a reason to look elsewhere for our products and readily recommend us.

The reason why we believe that established chain store would buy supplies from us rather than directly from a third party manufacturer is because our knowledge and understanding of the product and extensive research for best manufacturers of the product make us valuable partner to retail organisations, involved in Home appliances and electronic sales. We believe, it would be preferable to them to work with us, rather than spend time and resources on acquiring that knowledge by them self.

Our sources of cash will be mainly the proceeds from this offering, limited revenue and loans from our director, if needed.


As of the date of this prospectus, we had signed a Sales contract with distributor Kalynka 25, an established home appliance and electronics chain in Saint Petersburg, (chain of stores). We delivered an initial lot of 50 Food Waste Disposal Units (Garburators) to Kalynka 25. We plan to form a long-term relationship with Kalynka 25 and although our one and only contract with Kalynka 25, (Exhibit 10.1), clearly states that Kalynka 25 will pay for the "goods" when "the goods are received", initially we waved those terms only for the first order and allowed them to postpone payments for the units received, in order to be able to display them in their retail locations so that we could raise awareness of our products. Since then, Kalynka 25 made a full payment for those

50 units of garburators they received in the first purchase order. We received an overwhelming response, which resulted in second purchase order of 25 units, pursuant to our initial Sales contract from June 05, 2014, which is currently being fulfilled by our manufacturer. All future orders from Kalynka 25 will fall under our initial Sales contract, done on reinstated terms of our contract and will be paid on delivery of our products to their warehouse.

We will not be conducting any product research or development.


Our 12 month plan of operations is as follows:

IF $30,000 RAISED

SETTING UP AN OFFICE
TIME FRAME: 1ST - 2ND MONTHS
NO COST ANTICIPATED.

Our President and director, Aleksandr Chuiko is taking care of our initial administrative duties.

Our principal executive office is located at Lensoveta 42, app. 48, Saint - Petersburg, Russia, 196143. Our phone number is + 1 305 459 3998. Our office provided by our President and director at no charge, at his own location, same as his time for our operations. The office used for communication with customers and hold all related equipment and paperwork.

DEVELOP OUR WEBSITE
TIME FRAME: 2ND - 4TH MONTHS.
ESTIMATED COST $650.

During this period, we intend to begin developing our website. Our President and director, Aleksandr Chuiko will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $650. Updating and improving our website will continue throughout the lifetime of our operations.

IDENTIFY AND ESTABLISH RELATIONSHIP WITH DISTRIBUTORS
TIME FRAME: 2ND - 4TH MONTHS
NO COST ANTICIPATED

We find and sign a distributorship agreement with one chain.


We already entered into a purchase contract with manufacturer, signed a Sales contract with distributor Kalynka 25, (Exhibit 10.1), an established home appliance and electronics chain in Saint Petersburg, and delivered to them a lot of 50 Garburators. We plan to form a long-term relationship with Kalynka 25 and although our one and only contract with Kalynka 25, (Exhibit 10.1), clearly states that Kalynka 25 will pay for the "goods" when "the goods are received", initially we waved those terms only for the first order and allowed them to postpone payments for the units received, in order to be able to display them in their retail locations so that we could raise awareness of our products. Since then, Kalynka 25 made a full payment for those 50 units of garburators they received in the first purchase order. We received an overwhelming response, which resulted in second purchase order of 25 units, pursuant to our initial
Sales contract from June 05, 2014, which is currently being fulfilled by our manufacturer. All future orders from Kalynka 25 will fall under our initial Sales contract, done on reinstated terms of our contract and will be paid on delivery of our products to their warehouse.

PURCHASE FOOD WASTE DISPOSAL UNITS
TIME FRAME: 5TH - 6TH MONTHS
ESTIMATED COST $16,000

At this stage of our operation we intend to purchase additional 200 units of FOREAL FY A630. Estimated landed cost for FOREAL FY A630 would be $80 per unit.

MARKETING CAMPAIGN
TIME FRAME: 7TH - 12TH MONTHS
ESTIMATED COST $3,050

We will launch an integrated marketing campaign that is specifically developed to showcase the strengths of our products, and our guarantee of quality and satisfaction. In addition to actively and aggressively pursuing new customers, our business will operate with the knowledge that effective marketing achieves positive scale when current customers are 100% satisfied and recommend our products to their network of friends, family and associates. By developing a strong reputation for exceptional style, quality and value we can be assured that current customers will not have a reason to look elsewhere for our products and readily recommend us.

We have already identified the geographic target market - Russian Federation. We will then execute a multi-level marketing and advertising campaign, consisting of visual advertising through, direct mail, location based poster, TV and radio advertising, (specific to each location), online marketing through our own website, participating in trade shows and would become active on social media to raise an awareness of our products. This is a proven, valid strategy that generates a repeat customer base which will be critical to our long term success.

We will engage in the following promotional activities:

Stand             Media Implementation         Frequency           Budget
-----             --------------------         ---------           ------
Online                 Website                  One time           $  650
Print                  Direct Mail              Ongoing            $1,500
Radio                  On Location              Ongoing            $  900
Referrals              Word of Mouth            Ongoing            Free

OTHER EXPENSES
ESTIMATED COST $250

We will have to spend more on other expenses like office supplies, etc.

COST OF OPERATION: $20,000

BUSINESS REGISTRATION. LEGAL AND PROFESSIONAL FEES
ESTIMATED COST $10,000.

TOTAL COST OF ALL OPERATIONS: $30,000

To advance our operations ($20,000) and pay ongoing legal fee associated with this offering ($10,000), we require a minimum of $30,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on additional marketing and promotion efforts

IF $60,000 RAISED

SETTING UP AN OFFICE
TIME FRAME: 1ST -  2ND MONTHS
ESTIMATED COST $1,000

Our President and director, Aleksandr Chuiko is taking care of our initial administrative duties.

Our principal executive office is located at Lensoveta 42, app. 48, Saint - Petersburg, Russia, 196143. Our phone number is + 1 305 459 3998. Our office provided by our President and director at no charge, at his own location, same as his time for our operations. Office will be established with basic office equipment, which should not exceed $1,000 in expenses. The office will be used for communication with customers and hold all related equipment and paperwork.

DEVELOP OUR WEBSITE
TIME FRAME: 2ND - 4TH MONTHS
ESTIMATED COST $650

During this period, we intend to begin developing our website. Our President and director, Aleksandr Chuiko will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $650. Updating and improving our website will continue throughout the lifetime of our operations.

IDENTIFY AND ESTABLISH RELATIONSHIP WITH DISTRIBUTORS
TIME FRAME: 2ND - 4TH MONTHS
NO COST ANTICIPATED


We would find and sign a distributorship agreement with 2 home appliances chains, as our inventory would be limited.

We already entered into a purchase with manufacturer, signed a Sales contract with distributor Kalynka 25, established home appliance and electronics chain in Saint Petersburg, and delivered to them a lot of 50 Garburators. We plan to form a long-term relationship with Kalynka 25 and although our one and only contract with Kalynka 25, (Exhibit 10.1), clearly states that Kalynka 25 will pay for the "goods" when "the goods are received", initially we waved those terms only for the first order and allowed them to postpone payments for the units received, in order to be able to display them in their retail locations so that we could raise awareness of our products. Since then, Kalynka 25 made a full payment for those 50 units of garburators they received in the first purchase order. We received an overwhelming response, which resulted in second purchase order of 25 units, pursuant to our initial Sales contract from June 05, 2014, which is currently being fulfilled by our manufacturer. All future orders from Kalynka 25 will fall under our initial Sales contract, done on reinstated terms of our contract and will be paid on delivery of our products to their warehouse.


PURCHASE FOOD WASTE DISPOSAL UNITS
TIME FRAME: 5TH - 6TH MONTHS
ESTIMATED COST $38,000

At this stage of our operation we intend to purchase additional 200 units of FOREAL FY A630 AND additional 200 units of FOREAL FY A730X. Estimated landed cost for FOREAL FY A630 would be $80 per unit, and for FOREAL FY A730X would be $110 per unit.

MARKETING CAMPAIGN
TIME FRAME: 7TH - 12TH MONTHS
ESTIMATED COST $9,850.

We will launch an integrated marketing campaign that is specifically developed to showcase the strengths of our products, and our guarantee of quality and satisfaction. In addition to actively and aggressively pursuing new customers, our business will operate with the knowledge that effective marketing achieves positive scale when current customers are 100% satisfied and recommend our products to their network of friends, family and associates. By developing a strong reputation for exceptional style, quality and value we can be assured that current customers will not have a reason to look elsewhere for our products and readily recommend us.

We have already identified the geographic target market - Russian Federation. We will then execute a multi - level marketing and advertising campaign, consisting of visual advertising through direct mail, location based poster, TV and radio advertising, (specific to each location), online marketing through our own website, participating in trade shows and would become active on social media to raise an awareness of our products. This is a proven, valid strategy, that generates a repeat customer base which will be critical to our long term success.

We will engage in the following promotional activities:

Stand             Media Implementation         Frequency           Budget
-----             --------------------         ---------           ------
Online              Website                    One time            $  650
Print               Direct Mail                Ongoing             $2,500
Print               Periodic Publications      Ongoing             $2,200
Radio               On Location                Ongoing             $1,500
Trade Show          Third Party Venue          One time            $3,000
Referrals           Word of Mouth              Ongoing             Free

OTHER EXPENSES
ESTIMATED COST $500

We will have to spend more on other expenses like office supplies, etc.

COST OF OPERATION: $50,000

BUSINESS REGISTRATION. LEGAL AND PROFESSIONAL FEES
ESTIMATED COST $10,000

TOTAL COST OF ALL OPERATIONS: $60,000

To advance our operations ($50,000) and pay ongoing legal fee associated with this offering ($10,000), we require $60,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on additional marketing and promotion efforts.

IF $90,000 RAISED

SETTING UP AN OFFICE
TIME FRAME: 1ST - 2ND MONTHS
ESTIMATED COST $2,000

Our President and director, Aleksandr Chuiko is taking care of our initial administrative duties.

Our principal executive office is located at Lensoveta 42, app. 48, Saint - Petersburg, Russia, 196143. Our phone number is + 1 305 459 3998. Office will be established with basic office equipment, which should not exceed $1,000 in expenses, and $1,000 in rental cost. The office will be used for communication with customers and hold all related equipment and paperwork.

DEVELOP OUR WEBSITE
TIME FRAME: 2ND - 4TH MONTHS
ESTIMATED COST $1,000

During this period, we intend to begin developing our website. Our President and director, Aleksandr Chuiko will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. We would design website on premium theme and with more futures that would cost us $1,000 to develop. Updating and improving our website will continue throughout the lifetime of our operations.

IDENTIFY AND ESTABLISH RELATIONSHIP WITH DISTRIBUTORS
TIME FRAME: 2ND - 4TH MONTHS
NO COST ANTICIPATED

We would find and sign a distributorship agreement with 3 or more home appliances stores and chains.


We already entered into a purchase contract with manufacturer, signed a contract with distributor Kalynka 25, an established home appliance and electronics chain in Saint Petersburg, and delivered to them a lot of 50 Garburators. We plan to form a long-term relationship with Kalynka 25 and although our one and only contract with Kalynka 25, (Exhibit 10.1), clearly states that Kalynka 25 will pay for the "goods" when "the goods are received", initially we waved those terms only for the first order and allowed them to postpone payments for the units received, in order to be able to display them in their retail locations so that we could raise awareness of our products. Since then, Kalynka 25 made a full payment for those 50 units of garburators they received in the first purchase order. We received an overwhelming response, which resulted in second purchase order of 25 units, pursuant to our initial Sales contract from June 05, 2014, which is currently being fulfilled by our manufacturer. All future orders from Kalynka 25 will fall under our initial Sales contract, done on reinstated terms of our contract and will be paid on delivery of our products to their warehouse.


PURCHASE FOOD WASTE DISPOSAL UNITS
TIME FRAME: 5TH -  6TH MONTHS
ESTIMATED COST $63,000

At this stage of our operation we intend to purchase 200 additional units of FOREAL FY A630, additional 200 units of FOREAL FY A730X and additional 200 units of FOREAL FY LD800 - A.Estimated landed cost for our products would be $80 for FOREAL FY A630 unit, $110 for FOREAL FY A730X unit and $125 for FOREAL FY LD800
- A unit.

MARKETING CAMPAIGN
TIME FRAME: 7TH - 12TH MONTHS
ESTIMATED COST $13,000

We will launch an integrated marketing campaign that is specifically developed to showcase the strengths of our products, and our guarantee of quality and satisfaction. In addition to actively and aggressively pursuing new customers, our business will operate with the knowledge that effective marketing achieves positive scale when current customers are 100% satisfied and recommend our products to their network of friends, family and associates. By developing a strong reputation for exceptional style, quality and value we can be assured that current customers will not have a reason to look elsewhere for our products and readily recommend us.

We have already identified the geographic target market - Russian Federation. We will then execute a multi - level marketing and advertising campaign, consisting of visual advertising through direct mail, location based poster, TV and radio advertising, (specific to each location), online marketing through our own website, participating in trade shows and would become active on social media to raise an awareness of our products. This is a proven, valid strategy, that generates a repeat customer base which will be critical to our long term success.

We will engage in the following promotional activities:

Stand             Media Implementation         Frequency           Budget
-----             --------------------         ---------           ------
Online            Website                      One time            $1,000
Online            Social Media                 Ongoing             $1,150
Online            Google AdWords               Ongoing             $1,600
Print             Direct Mail                  Ongoing             $2,500
Print             Periodic Publications        Ongoing             $2,200
Radio             On Location                  Ongoing             $1,500
Trade Show        Third Party Venue            One time            $3,000
Referrals         Word of Mouth                Ongoing             Free

OTHER EXPENSES
ESTIMATED COST $1,000

We will have to spend more on other expenses like office supplies, etc.

COST OF OPERATION: $80,000

BUSINESS REGISTRATION. LEGAL AND PROFESSIONAL FEES
ESTIMATED COST $10,000.

TOTAL COST OF ALL OPERATIONS: $90,000

To advance our operations ($80,000) and pay ongoing legal fee associated with this offering ($10,000), we require $90,000 as described in our Plan of Operations.

We plan to start to sell our first Garburator by the 8th month of operations. Our plan to expand distribution of our products throughout Russian Federation.

We plan to further implement our business plan as soon as funds from this offering become available. The following table sets forth our 12-month budgeted costs assuming the sale of 1/3, 2/3, and 100%, respectively, of the securities offered for sale by the Company, with the net of $20.000; $50.000 and $80.000 available to our operations. There is no assurance that we will raise the full $90,000 as anticipated, or any funds at all.

Funding Level                         $ 30,000         $ 60,000         $ 90,000
Legal and professional fees
 (associated with maintaining
 reporting status)                    $ 10,000         $ 10,000         $ 10,000
Developing website/hosting            $    650         $    650         $  1,000
Food Waste Disposal Units             $ 16,000         $ 38,000         $ 63,000
Marketing and Advertising             $  3,050         $  9,850         $ 13,000
Office                                $      0         $  1,000         $  2,000
Supplies                              $    250         $    500         $  1,000

In summary, we expect to be in full operation and selling our products within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and generate additional revenues and there is no guarantee that we will be able to raise funds through this offering. Until customers start to purchase our Garburators, we do not believe that our operations will be profitable. If we are unable to attract customers and cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company. If we are profitable our plan is to keep expanding to other major cities in Russian Federation.


We are planning to start operations in the business of selling Food Waste Disposal Units, or Garburators in Russian Federation. We have not decided on the future size or cost of our expansion at this time. We will be following our business plan from one city to another. The expansion will be funded from our future revenues and additional sale of our shares. The time frame of the expansion will depend solely on the availability of funding from the revenue. We are planning to sign a Sales Contracts with 1-3 existing home appliances chains and stores in Saint - Petersburg to become noticeable and familiar to our customers. We already purchased a lot of 50 units of our Garburators and delivered them to Kalynka 25, pursuant to a Sales contract from June 05, 2014, (Exhibit 10.1) in Saint-Petersburg, that operates 7 retail location and online store. We were able to finance this purchased by borrowing funds from our President. The purchase of the 50 Food Waste Disposal Units was made pursuant to the Distribution Contract with Trans-Trade Capital, LLP. The Distribution Contract secure us ability to buy products from manufacture.


The business steps are as follows:

     a)   Purchase commercial Garburators Units in United Kingdom.

     b) Sign a Sales Contracts with existing home appliances chains and stores in Saint - Petersburg, Russia.

     c) Deliver our products and hold seminars and product demonstrations for our distributors stuff.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in early stage operations and have generated limited revenues. We cannot guarantee we will be successful in continuing our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULTS OF OPERATIONS


FROM INCEPTION ON JANUARY 31, 2014 TO MAY 31, 2014 AND FOR THREE AND NINE MONTHS PERIOD ENDED FEBRUARY 28, 2015

To date, we have entered into a purchase contract with manufacturer, signed a Sales contract with distributor Kalynka 25, an established home appliance and electronics chain in Saint Petersburg, and delivered a lot of 50 Garburators to them. We plan to form a long-term relationship with Kalynka 25 and although our one and only contract with Kalynka 25, (Exhibit 10.1), clearly states that Kalynka 25 will pay for the "goods" when "the goods are received", initially we waved those terms only for the first order and allowed them to postpone payments for the units received, in order to be able to display them in their retail locations so that we could raise awareness of our products. Since then, Kalynka 25 made a full payment for those 50 units of garburators they received in the first purchase order. We received an overwhelming response, which resulted in second purchase order of 25 units, pursuant to our initial Sales contract from June 05, 2014, which is currently being fulfilled by our manufacturer. All future orders from Kalynka 25 will fall under our initial Sales contract, done on reinstated terms of our contract and will be paid upon delivery of our products to their warehouse.

From January 31, 2014 (date of interception) to May 31, 2014, the Company had $0, in revenues. For the three, and nine months period ended February 28, 2015, the Company had total revenue of $7,688, $7,688 respectively. Our cost of goods sold from January 31, 2014 (date of interception) to May 31, 2014 and for the three, and nine months period ended February 28, 2015 was $0, $5,125, and $5,125 respectively.

Total operating expenses from January 31, 2014 (date of interception) to May 31, 2014 and for the three, and nine months period ended February 28, 2015 were $122, $3,968, and $ 12,229 and $ 12,351. Included in total operating expenses were professional fees such as accounting and legal fees, regulatory filing expenses and bank charges.

The net loss from January 31, 2014 (date of interception) to May 31, 2014 and for the three, and nine months period ended February 28, 2015 was $122, $1,405, and $9,666 respectively.

Since January 31, 2014 (date of interception) to February 28, 2015, we have incured net losses of $9,778 for and have limited revenues to date. As of February 28, 2015 we had $7,725 in cash on hand. Our future is dependent upon our ability to obtain financing from this offering. We have generated limited revenue since inception due to the fact that we are a development stage company and have delivered limited number of our Garburators to our distributors.


LIQUIDITY AND CAPITAL RESOURCES


At February 28, 2015, the Company had cash of $ 5,264. Our working capital deficit was $3,778 compared with working capital of $5,838 at May 31, 2014. The decrease in working capital is attributed to the use of cash for day-to-day obligations.

During the nine months ended February 28, 2015, the Company used $4,538 of cash for operating activities, compare to $5,237 as of May 31, 2014.

During the nine months ended February 28, 2015, and from the January 31, 2014 (date of interception) to May 31, 2014, the Company did not used cash for investing activities.

During the nine months ended February 28, 2015, the Company received $11,000 of cash from financing activities, compare to $6,500 as of May 31, 2014.

As of February 28, 2015, we financed our working capital requirements with issuance of shares in the amount of $6,000 and loans from the director in the amount of $11,500.


Since inception, we have sold 6,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $6,000.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all or any of the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, or loans from our director or others.

We are highly dependent upon the success of the private offerings of equity or debt securities, therefore, the failure to raise sufficient capital would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with limited operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and advance our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company, including legal and professional fee, will be approximately $10,000.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The company's sole officer and director, Aleksandr Chuiko, has verbally agreed to lend funds, up to $30,000, to pay for the registration process to help maintain a reporting status with the SEC and to further follow our business plan in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.


We need a minimum of $30,000 to continue our proposed operations and pay all expenses associated with maintaining a reporting status with the SEC.


SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US
GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

FREIGHT AND STORAGE


Some goods imported from outside or Russia require payment of import duty. Import Duties for bringing our garburators to Russia would be 15% of Customs Valuation. The primary basis for customs valuation is "transaction value" transaction value, defined as the price actually paid or payable for the goods when sold for export to the country of importation. And, we do not require any storage space, as our product would be delivered directly to our distributors.


INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

1. GENERAL

COMPANY


Our proposed business is sale of Food Waste Disposal Units, or Garburators in Russian Federation. We plan to spread our operation throughout Russian Federation's major cities: Moscow and Sankt Petersburg. In the beginning we intend to create a distribution channel for our Food Waste Disposal Units by signing distribution agreements with existing home appliances chains and independent stores in Saint - Petersburg. The target group is composed of privet households with above average income and retail food and beverage establishments. We have not decided on the future size or cost of our expansion at this time. We will be following our business plan from one city to another. The expansion will be funded from our future revenues and additional sale of our shares. The time frame of the expansion will depend solely on the availability of funding. At present we have a Sales agreement signed with Kalynka 25 (Exhibit 10.1). There is no guarantee that we will be able to expand our operation and be able to find more distributors for our product.

To date, we have had limited operations. We have developed our business plan, we have entered into a purchase contract with manufacturer, signed a sales contract with distributor Kalynka 25, an established home appliance and electronics chain in Saint Petersburg, and delivered a lot of 50 Garburators to them. We plan to form a long-term relationship with Kalynka 25 and although our one and only contract with Kalynka 25, (Exhibit 10.1), clearly states that Kalynka 25 will pay for the "goods" when "the goods are received", initially we waved those terms only for the first order and allowed them to postpone payments for the units received, in order to be able to display them in their retail locations so that we could raise awareness of our products. Since then, Kalynka 25 made a full payment for those 50 units of garburators they received in the first purchase order. We received an overwhelming response, which resulted in second purchase order of 25 units, pursuant to our initial Sales contract from June 05, 2014, which is currently being fulfilled by our manufacturer. All future orders from Kalynka 25 will fall under our initial Sales contract, done on reinstated terms of our contract and will be paid upon delivery of our products to their warehouse. All future orders from Kalynka 25 will be done on reinstated terms of our initial contract and will be paid on delivery of our products to their warehouse. "Kalynka 25" has 7 locations all located in Saint-Petersburg, Russia. Abovementioned contract for the sale of goods imposes no minimum purchase requirements on the buyer.


BUSINESS OPPORTUNITY

Food waste is a large component of our solid waste problem. And the question of what to do with it is a challenge for communities worldwide. http://en.wikipedia.org/wiki/Garbage_disposal_unit - cite_note-19. The U.S. alone generates more than 34 MILLION TONS of food waste each year. The Russian Statistical Office Gosstat recently submitted its first official figures on food waste in Russia. According to Gosstat, 56 kg of food is thrown away per person per year in the Russian Federation. Much of it ends up in landfills. Food scraps are big part of household waste, and are a problematic component of municipal waste, creating public health, sanitation and environmental problems at each step, beginning with internal storage and followed by truck-based collection. Burned in waste-to-energy facilities, the high water-content of food scraps means that their heating and burning consumes more energy than it generates; buried in landfills, food scraps decompose and generate methane gas, which is a greenhouse gas. With waste produced across all sectors of the economy, and throughout supply chains, it is important to look for opportunities to prevent waste from arising in the first place and to manage the waste that does arise more effectively.

The premise behind the use of a Food Waste Disposal Unit is to effectively regard food scraps as liquid (averaging 70% water, like human waste), and use existing infrastructure (underground sewers and wastewater treatment plants) for its management.


For a long time, landfill has been the main disposal method for municipal wastes in Russia. However, there is strong pressure to reduce the use of land filling as demonstrated by the increasingly stringent regulations which limit untreated waste going to landfill. It is being agreed that the use of FWD (Food Waste Disposal units) is beneficial in reducing the quantity of biodegradable wastes going to landfill. Previous studies in Japan found that FWDs could reduce current waste production by 40%.

In Russian Federation such reduction is unlikely but it would translate into significant reduction in the costs of curbside waste collection, transportation, treatment and disposal, generating substantial savings for local authorities. Previous studies have reported that addition of food waste in the sewer could cause considerable modifications of the resulting wastewater. Bolzonella et
al.(2003)found that food waste contained74.4% water (25.6% solids),96.5% organic, 3.2% nitrogen, and 0.2% phosphorus. Such modifications can substantially improve biological removal of phosphorus and nitrogen during wastewater treatment and reduce costs for purchase of chemicals and/or additional carbon for phosphorus removal (Battistoni etal. 2007). In addition increased organic loads in wastewater can generate biogas during anaerobic wastewater treatment.


Our food waste disposers provide a convenient and environmentally friendly alternative to transporting leftovers to landfills. Plus, capable wastewater treatment plants can even recycle food scraps into energy and fertilizer.

Durable. Practical. And environmentally responsible. A recent Life Cycle Assessment (LCA) of common ways to dispose of food scraps reported that disposers can help reduce global warming potential vs. landfills and in some cases, can even aid in energy production at the wastewater treatment plant.

Food waste disposal units are widely used in US, but they are not widely known on Russian market. This is why we see it as a viable opportunity, that worth pursuing.

2. PRODUCT

We are planning to introduce 3 different models for food waste disposal units, with 1/2, 3/5 and 1 HP motors:

FOREAL FY LD800-A

Power: 1HP
Voltage: 220V
Frequency: 60Hz
Rotation Speed: 3300R/Min
Motor: DC Perpetual Magnetism
Overload Protector: Standard
Dish Washer: Connectable
Sound Insulation: Airproof
Colors for choice: Red, Green, Yellow
Weight: 5.8kg; L13.2" *W8.3" *H7.5"
Warranty: 2 years
Working time: 15 years
Noise standard: iU 30dB
Volume(pound)(0)830ml

FOREAL FY A730X

Power: 3/5HP
Voltage: 220V
Frequency: 60Hz
Rotation Speed: 2800R/Min
Motor: DC Perpetual Magnetism
Overload Protector: Standard
Dish Washer: Connectable
Sound Insulation: Airproof
Colors for choice: Red, Green, Yellow
Weight: 5.8kg; L13.2" *W8.3" *H7.5"
Warranty: 2 years
Working time: 15 years
Noise standard: iU 30dB
Volume(pound)(0)830ml

FOREAL FY A630

Power: 1/2HP
Voltage: 220V
Frequency: 60Hz
Rotation Speed: 2800R/Min
Motor: DC Perpetual Magnetism
Overload Protector: Standard
Dish Washer: Connectable
Sound Insulation: Airproof
Colors for choice: Red, Green, Yellow
Weight: 5.8kg; L13.2" *W8.3" *H7.5"
Warranty: 2 years
Working time: 15 years
Noise standard: iU 30dB
Volume(pound)(0)1000ml

3. TARGET MARKET

The target group is composed of privet households with above average income and retail food and beverage establishments.

4. MARKETING

We intend to concentrate our marketing effort on finding and approaching local home appliance chains and stores. Signing a contract with established home appliance chains and stores would allow us to tap into their existing customer base. In order to draw attention to our products we would organize in-store demonstration seminars for store stuff, so they would have better idea on how to market our product and highlight benefits of using Food Waste Disposal Units. Advertising in a variety of local publications will increase knowledge of our locations and a favourable review in the local media will increase interest.

INDUSTRY ADVERTISING

We intend to advertise online and using ads in industry-related magazines. Some sites and industry media has already been identified . Media advertising campaign will coincide with Trade Show marketing campaign.

5. FREIGHT AND STORAGE


We plan to ship our product directly from China to Russian Federation and store them at our distributor's warehouse. That will exempt us from any import or tax duties in UK. Goods imported from outside of Russia require payment of import duty. Import Duty for bringing our garburators to Russia would be 15% of Customs Valuation. The primary basis for customs valuation is "transaction value" transaction value, defined as the price actually paid or payable for the goods when sold for export to the country of importation. We do not require any storage facility at that moment, because our supplier will ship our products directly from manufacturer to our existent or future distributors. At this stage we do not have written contract with any of the shipping companies.

CONTRACTS

We have signed the agreement, with "TRANS-TRADE CAPITAL LLP", manufacturing company having a principal office in UK, London. According to the agreement, "TRANS-TRADE CAPITAL LLP" has agreed to manufacture and supply us with Food Waste Disposal Units. "TRANS-TRADE CAPITAL LLP" will manufacture and supply the products under the terms and conditions contained in the agreement. The material terms of the Contract are the following:

     1. The territory covered under this Agreement shall be expressly combined to the entire territories of the Russian Federation (hereafter referred to as Territory).
     2. The Distributor sells in its own name and for its own account, in the Territory, the Products supplied by the Seller.
     3. If Seller is contacted by any person or entity inquiring about the purchase of Products in the Territory (other than Distributor or a party designated by Distributor), Seller shall refer such person or entity to Distributor for handling.
     4. If Seller now or hereafter manufactures or distributes, or proposes to manufacture or distribute, any product other than the Products, Seller shall immediately notify Distributor of that fact and of all details concerning that product. Distributor may request from Seller distribution rights for that product in the Territory, or any portion thereof, and if so requested, Seller shall grant such distribution rights to Distributor on terms and conditions no less favourable than those provided in this Contract with respect to Products.
     5. The Seller grants and the Distributor accept the exclusive right to market and sell the Products in the Territory. The Seller is obliged to supply the Products and the Distributor is obliged to accept and pay on terms, defined by the present Contract.
     6. All Products purchased by Distributor shall be purchased solely for commercial resale, excepting those Products reasonably required by Distributor for advertising and demonstration purposes.
     7.   Total cost of the Contract  amounts USD 1,000,000 (one million dollars
          US) and is defined on the grounds of the invoices or accounts, billed by the Seller.
     8. The Distributor has 90 days to makes payment in the form of bank transfer on the account of the Seller after shipment is released from customs in Russian Federation. The payment for the Goods according to this Contract can be made in the form of prepayment on the basis of the invoices, presented by the Seller, or after receipt of the Goods by the Distributor.
     9. The payment for the Goods can be made in dollars US or Euro. If the Distributor makes the payment in Euro, the Parties conduct re-calculation on dollars US. The rate of the currency exchange is the National Bank of Russian Federation official rate of the currency exchanges upon the date of payment.
     10.  Bank charges are at the expense of the Distributor.
     11. The Contract becomes valid since the moment of signing till its complete fulfillment.
     12. There is no time restriction, minimum order requirements and no yearly number of orders imposed on the Distributor by this Agreement.
     13. There are no penalties imposed in case Distributor wouldn't meet its obligations.

A copy of the agreement is filed as Exhibit 10.3 to this registration statement.

6. DISTRIBUTORSHIP CHANNEL

There are several existing home appliance chains and stores that meet our requirement to become a distributor of our products:

ELDORADO
There are 45 retail locations in Saint - Petersburg.

MVIDEO
There are 18 retail locations in Saint - Petersburg.

TEHNOSILA
There are 22 retail locations in Saint - Petersburg.

We have not signed any contracts with above mentioned companies at the moment.

7. OFFICE

Our principal executive office is located at Lensoveta 42, app. 48, Saint-Petersburg, Russia, 196143. Our phone number is + 1 305 459 3998. Director provides our company with office space at no charge. Office will be established with basic office equipment, which should not exceed $1,000 in expenses. The office will be used for communication with customers and hold all related equipment and paperwork.

8. PRICING & REVENUE

Estimated landed cost for our products would be $80 for FOREAL FY A630 unit, $110 for FOREAL FY A730X unit and $125 for FOREAL FY LD800-A unit. Our revenue will be 40-50 % mark up: depending on quantity of the order.

Manufacturer gives us 90 days to pay an invoice .We will not keep warehousing and shipping within the country because all the products will be going directly from the manufacturer to our distributors, eliminating storage costs.

9. PERSONNEL


During the first stages of our growth, our President and director will provide all of the labour required to execute our operations at no charge at his own location. Our President will be devoting approximately 30% of his time to our operations.We would hire a commission based sales person if we reach 2/3 of desired funding.


10. COMPETITION


Although our products are not widely known in Russia yet, the small kitchen appliances market is already established and highly competitive. There are many small and midsized companies with established sales channels and client bases. We hope to build a relationships with some of these client basis for retail sales of our products. Some of these potential clients have the ability, and may choose to manufacture similar products themselves. This highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects. We may not be able to get most suitable locations or advertising spacing due to a smaller marketing budget. It is also likely that we may be forced to lower the price of our Garburators below our set pricing to keep up with completion, which will affect our profits.


11. FINANCE

We are planning to raise $90,000 through public offering. There is no assurance that full amount will be obtained. The following table sets forth the uses of proceeds assuming the funding of 1/3, 2/3, and 100%, respectively, with the net of $20.000; $50.000 and $80.000 available to our operations.

Funding Level                         $ 30,000         $ 60,000         $ 90,000
Legal and professional fees
 (associated with maintaining
 reporting status)                    $ 10,000         $ 10,000         $ 10,000
Developing website/hosting            $    650         $    650         $  1,000
Food Waste Disposal Units             $ 16,000         $ 38,000         $ 63,000
Marketing and Advertising             $  3,050         $  9,850         $ 13,000
Office                                $      0         $  1,000         $  2,000
Supplies                              $    250         $    500         $  1,000

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSONS

The following table sets forth as of February 28, 2015, the names, positions and ages of our current executive officer and director

Name and Address of Executive
  Officer and/or Director               Age                 Position
  -----------------------               ---                 --------

Aleksandr Chuiko,                       47      President, Treasurer, Secretary
Lensoveta 42, app. 48                           and Director
Saint-Petersburg, Russia 196143

The following is a brief description of the business experience of our executive officer:

1995 finished St. Petersburg State University of Economics
1995 - 2006 worked as a manager/director at Garajno Stroitelniy Kooperativ (Constructions Company)
2007 - 2013 worked as a manager at Jel.Dor.Stroy, Saint-Petersburg (electronics and constrictions materials)


We believe that his experience, for over 19 years, as manager and director, qualify him to serve as a director of Karnet Capital Corp. At JelDorStroy his main job was: sales management, market analyses and staff management. His experience as a middle range manager and director of a small company provided him with good knowledge of successful business operations, employee training and time management. Plus it gave him excellent experience in marketing and advertising.


Aleksandr Chuiko has acted as our President, Secretary, Treasurer and sole Director since our incorporation on January 31, 2014. Our President will be devoting approximately 30% of his business time to our operations. Once we expand operations, and are able to attract more customers to purchase our product, Aleksandr Chuiko has agreed to commit more time as required. Because Aleksandr Chuiko will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations. During the past ten years, Mr. Chuiko has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Chuiko was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Chuiko's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

    5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

    6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

    7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i.   Any Federal or State securities or commodities law or regulation; or
     ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
     iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

    8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we just recently started our operations, at the present time, we believe the services of a financial expert are not warranted.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Aleksandr Chuiko, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on January 31, 2014 until February 28, 2015:

SUMMARY COMPENSATION TABLE


                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                      Stock      Option        Plan        Compensation    All Other
 Position          Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------          ----   ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
Aleksandr    January 1,      -0-       -0-        -0-        -0-          -0-             -0-            -0-            -0-
Chuiko,      2014
President,   February
Treasurer    28, 2015
and
Secretary


There are no current employment agreements between the company and its officer.

Mr. Chuiko currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of February 28, 2015:

              Fees                                                 Nonqualified
             Earned                                Non-Equity        Deferred
             Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name        Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----        -------    ---------   ---------    ---------------    -----------    ---------------   --------
Aleksandr      -0-         -0-         -0-             -0-              -0-              -0-           -0-
Chuiko

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aleksandr Chuiko will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Since our incorporation, we issued a total of 6,000,000 shares of restricted common stock to Aleksandr Chuiko, our sole officer and director in consideration of $6,000.

Mr. Chuiko has loaned us $11,500 for filing expenses, legal and accountant fees and working capital to pay for the first order of our products. He will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Chuiko. Mr. Chuiko will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. The loan is unsecured, non-interest bearing, non-convertible and due on demand. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Mr. Chuiko does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Chuiko or the repayment of the funds to Mr. Chuiko. The entire transaction was oral. Mr. Chuiko has agreed to commitment to loan us the costs of pursuing this offering, up to $30,000, and to further implement our business plan for the next 12 months. However, the verbal agreement is not binding and there is no guarantee that we will receive such loan. The loan will be repaid from the profits of the company if such accrue.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 23, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.


                 Name and Address of         Amount and Nature of
Title of Class     Beneficial Owner          Beneficial Ownership     Percentage
--------------     ----------------          --------------------     ----------

Common Stock       Aleksandr Chuiko            6,000,000 shares          100%
                   Lensoveta 42, app. 48
                   Saint-Petersburg,
                   Russia 196143


(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 23, 2015.

As of February 28, 2015, there were 6,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 6,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 6,000,000 restricted shares of our common stock.

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Karnet Capital Corp. has 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 9,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Aleksandr Chuiko will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Chuiko is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Chuiko will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Chuiko is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Chuiko will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Chuiko will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Karnet Capital Corp. will receive all proceeds from the sale of the 9,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01 per share.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.


Our director intends to offer shares to people with whom he have a "pre-existing relationship": his friends, ex co-workers and relatives. S-1 will be given to each of them.


STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Karnet Capital Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Karnet Capital Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 9,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this  offering,  you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Karnet Capital Corp."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue preferred stock. As of May 23, there were 6,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following description of our common stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws which have been filed as exhibits to our registration statement of which this prospectus is a part.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

PREFERRED STOCK

We are not authorized to issue preferred shares.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this prospectus, Mr. Chuiko, our sole officer and director, owns 100% of the company's shares and will own 40% of our common stock if 100% of the shares registered are sold (if 75% of the shares registered sold he will own 47% of our common stock, if 50% of the shares registered sold he will own 57% of our common stock and if 25% of the shares registered sold he will own 73% of our common stock).

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA ANTI-TAKEOVER LAWS

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition law provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law. The control share acquisition law is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We do not have a Transfer Agent yet, but we have contacted Globex Transfer LLC and they gave as one time set up fee estimates of $2,300.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

LEGAL COUNSEL PROVIDING LEGAL OPINION


The validity of the issuance of the shares of common stock will be passed upon for the company by Scott D. Olson, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus. We have paid Mr. Olson a total of $1,890 for legal services rendered as of the date of this prospectus.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

HARRIS & GILLESPIE CPA'S, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. HARRIS & GILLESPIE CPA'S, PLLC, has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of KARNET CAPITAL CORP. for the period ended May 31, 2014, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                              KARNET CAPITAL CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                  MAY 31, 2014

Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheet as of May 31, 2014                                            F-2

Statement of Operations for May 31, 2014                                    F-3

Statement of Stockholders' Equity as of May 31, 2014                        F-4

Statement of Cash Flows for the period from January 31, 2014
(Date of Inception) to May 31, 2014                                         F-5

Notes to the Financial Statements                                           F-6

                         HARRIS & GILLESPIE CPA'S, PLLC
                          CERTIFIED PUBLIC ACCOUNTANT'S
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050


               INDEPENDENT AUDITOR' REPORT ON FINANCIAL STATEMENTS

To the Board of Directors
Karnet Capital Corp.

We have audited the accompanying balance sheet of Karnet Capital Corp. (A Development Stage Company) as of May 31, 2014 and the related statements of operations, stockholders' equity/(deficit) and cash flows for the period then ended, and for the period from January 31, 2014 (inception) to May 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Karnet Capital Corp. (A Development Stage Company) as of May 31, 2014 and the results of its operations and cash flows for the period then ended and for the period from January 31, 2014 (inception) through May 31, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ HARRIS & GILLESPIE CPA'S, PLLC
---------------------------------------------
Seattle, Washington
July 1, 2014

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               AS OF MAY 31, 2014

                                                                    May 31, 2014
                                                                    ------------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                           $  1,263
  Deposit                                                                5,125
                                                                      --------
Total Current Assets                                                     6,338
                                                                      --------

Total Assets                                                          $  6,338
                                                                      ========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                  $    500
                                                                      --------

Total Liabilities                                                          500
                                                                      --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   6,000,000 shares issued and outstanding                               6,000
  Additional paid in capital                                                 0
  Deficit accumulated during the development stage                        (112)
                                                                      --------
Total Stockholders' Equity                                               5,888
                                                                      --------

Total Liabilities and Stockholders' Equity                            $  6,388
                                                                      ========


                 See accompanying notes to financial statements.

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM JANUARY 31, 2014 (INCEPTION) TO MAY 31, 2014


                                                             For the period from
                                                               January 31, 2014
                                                                (Inception) to
                                                                 May 31, 2014
                                                                 ------------

REVENUES                                                         $         0
                                                                 -----------
OPERATING EXPENSES
  General and Administrative Expenses                                    112
                                                                 -----------

TOTAL OPERATING EXPENSES                                                 112
                                                                 -----------

NET LOSS FROM OPERATIONS                                                (112)

PROVISION FOR INCOME TAXES                                                 0
                                                                 -----------

NET LOSS                                                         $      (112)
                                                                 ===========

NET LOSS PER SHARE: BASIC AND DILUTED                            $     (0.00)
                                                                 ===========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                 6,000,000
                                                                 ===========


                 See accompanying notes to financial statements.

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
        FOR THE PERIOD FROM JANUARY 31, 2014 (INCEPTION) TO MAY 31, 2014

                                                                                  Deficit
                                                                                Accumulated
                                           Common Stock          Additional     during the        Total
                                        -------------------       Paid-in       Development    Stockholders'
                                        Shares       Amount       Capital          Stage          Equity
                                        ------       ------       -------          -----          ------
Inception, January 31, 2014                  --     $    --      $     --         $    --        $    --

Shares issued for cash at $0.001
 per share                            6,000,000       6,000            --              --          6,000

Net loss for the year ended
 May 31, 2014                                --          --            --            (112)          (112)
                                      ---------     -------      --------         -------        -------

Balance, May 31, 2014                 6,000,000     $ 6,000      $     --         $  (112)       $ 5,888
                                      =========     =======      ========         =======        =======


                 See accompanying notes to financial statements.

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM JANUARY 31, 2014 (INCEPTION) TO MAY 31, 2014


                                                             For the period from
                                                               January 31, 2014
                                                                (Inception) to
                                                                 May 31, 2014
                                                                 ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $   (112)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Increase in deposit                                              (5,125)
                                                                   --------
CASH FLOWS USED IN OPERATING ACTIVITIES                              (5,237)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  6,000
  Loans from director                                                   500
                                                                   --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           6,500
                                                                   --------

CASH FLOWS FROM INVESTING  ACTIVITIES                                    --
                                                                   --------
CASH FLOWS USED IN INVESTING  ACTIVITIES                                 --
                                                                   --------

NET INCREASE IN CASH                                                  1,263
Cash, beginning of period                                                 0
                                                                   --------

Cash, end of period                                                $  1,263
                                                                   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $      0
                                                                   ========
  Income taxes paid                                                $      0
                                                                   ========


                 See accompanying notes to financial statements.

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2014


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

KARNET CAPITAL CORP. was incorporated in the State of Nevada on January 31, 2014. We are a development-stage company formed to sell food waste processors in Russia.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of May 31, 2014. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the year ending May 31, 2014 and for the period January 31, 2014 (inception) through May 31, 2014.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,263 of cash as of May 31, 2014.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2014


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2014.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
KARNET CAPITAL CORP. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 4 - LOAN FROM DIRECTOR

On March 13, a director loaned $500 to the Company to open bank account.

The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $500 as of May 31, 2014.

NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 21, 2014, the Company issued 6,000,000 shares of common stock to a director for cash proceeds of $6,000 at $0.001 per share.

There were 6,000,000 shares of common stock issued and outstanding as of May 31, 2014.

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2014


NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 - INCOME TAXES

As of May 31, 2014, the Company had net operating loss carry forwards of approximately $112 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                    May 31, 2014
                                                                    ------------
Federal income tax benefit attributable to:
  Current Operations                                                  $     38
  Less: valuation allowance                                                (38)
                                                                      --------
Net provision for Federal income taxes                                $      0
                                                                      ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                    May 31, 2014
                                                                    ------------
Deferred tax asset attributable to:
  Net operating loss carryover                                        $     38
  Less: valuation allowance                                                (38)
                                                                      --------
Net deferred tax asset                                                $      0
                                                                      ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $112 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations from May 31, 2014 to the date these financial statements were ready to be issued, July 1, 2014 and has determined that it does not have any material subsequent events to disclose in these financial statements.

                              KARNET CAPITAL CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                FEBRUARY 28, 2015

Balance Sheet as of February 28, 2015 (Unaudited) and May 31, 2014          F-10

Statement of Operations for the three and nine months period ended
February 28, 2015 (Unaudited)                                               F-11

Statement of Cash Flows for the Nine Months period ended
February 28, 2015 (Unaudited)                                               F-12

Notes to the Financial Statements                                           F-13

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF FEBRUARY 28, 2015

                                                            February 28, 2015       May 31, 2014
                                                            -----------------       ------------
                                                               (Unaudited)           (Audited)
ASSETS

Current Assets
  Cash and cash equivalents                                     $  7,725              $  1,263
  Deposit                                                             --                 5,125
                                                                --------              --------
      Total Current Assets                                         7,725                 6,338
                                                                --------              --------

Total Assets                                                    $  7,725              $  6,338
                                                                ========              ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts Payable                                              $      3              $     --
  Loan from director                                              11,500                   500
                                                                --------              --------

Total Liabilities                                                 11,503                   500

Shareholders' Equity
  Common stock, par value $0.001; 75,000,000 shares
   authorized, 6,000,000 shares issued and outstanding             6,000                 6,000
  Additional paid-in capital                                          --                    --
  Deficit accumulated during the development stage                (9,778)                 (122)
                                                                --------              --------
Total Shareholders' Equity                                        (3,778)               (5,888)
                                                                --------              --------

Total Liabilities and Shareholders' Equity                      $  7,725              $  6,338
                                                                ========              ========


                 See accompanying notes to financial statements.

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
      FOR THE FOR THE THREE AND NINE MONTHS PERIOD ENDED FEBRUARY 28, 2015
                                   (UNAUDITED)

                                                         Three Months Ended       Nine Months Ended
                                                          February 28, 2015       February 28, 2015
                                                          -----------------       -----------------
REVENUES                                                     $    7,688              $    7,688
Cost of Goods Sold                                               (5,125)                 (5,125)
                                                             ----------              ----------
GROSS PROFIT                                                      2,563                   2,563

Operating Expenses
  General and Administrative Expenses                             3,968                  12,229
                                                             ----------              ----------
Total Operating Expenses                                          3,968                  12,229
                                                             ----------              ----------

Net Loss From Operations                                         (3,968)                (12,229)

Provision for Income Taxes                                            0                       0
                                                             ----------              ----------

Net Loss                                                     $   (1,405)             $   (9,666)
                                                             ==========              ==========
Net Loss Per Share:
  Basic and Diluted                                          $    (0.00)             $    (0.00)
                                                             ==========              ==========
Weighted Average Number of Common Shares Outstanding:
  Basic and Diluted                                           6,000,000               6,000,000
                                                             ==========              ==========


                 See accompanying notes to financial statements.

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                FOR THE NINE MONTHSPERIOD ENDED FEBRUARY 28, 2015
                                   (UNAUDITED)


                                                           For the Nine Months
                                                               Period Ended
                                                            February 28, 2015
                                                            -----------------
Cash flows from operating activities:
  Net loss for the period                                        $ (9,666)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in operating assets and liabilities:
    Increase in deposit/inventory                                   5,125
    Accounts Payable                                                    3
                                                                 --------
Cash flows used in operating activities                            (4,538)
                                                                 --------
Cash flows from financing activities:
  Proceeds from sale of common stock                                   --
  Loans payable                                                    11,000
                                                                 --------
Cash flows provided by financing activities                        11,000
                                                                 --------

Cash flows from investing activities                                   --
                                                                 --------
Cash flows used in investing activities                                --
                                                                 --------

Net increase (decrease) in cash                                     6,462

Cash, beginning of the period                                       1,263
                                                                 --------

Cash, end of the period                                          $  7,725
                                                                 ========
Supplemental Cash Flow Information:
  Interest paid                                                  $     --
                                                                 ========
  Income taxes paid                                              $     --
                                                                 ========


                 See accompanying notes to financial statements.

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                FEBRUARY 28, 2015
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

KARNET CAPITAL CORP. was incorporated in the State of Nevada on January 31, 2014. We are a development-stage company formed to sell food waste processors in Russia.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As of February 28, 2015 the Company has generated revenues, however, they are not sufficient to cover our operating expenses. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period ending February 28, 2015.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $7,725 of cash as of February 28, 2015.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Inventories
Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $0 in inventory as of February 28, 2015.

Depreciation, Amortization, and Capitalization
The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                FEBRUARY 28, 2015
                                   (UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of February 28, 2015.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
KARNET CAPITAL CORP. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 4 - LOAN FROM DIRECTOR

                                 February 28, 2015           May 31, 2014
                                 -----------------           ------------
Loan                                  $11,500                  $   500
                                      -------                  -------
                                      $11,500                  $   500
                                      =======                  =======

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $11,500 as of February 28, 2015.

NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 21, 2014, the Company issued 6,000,000 shares of common stock to a director for cash proceeds of $6,000 at $0.001 per share.

There were 6,000,000 shares of common stock issued and outstanding as of February 28, 2015.

                              KARNET CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                FEBRUARY 28, 2015
                                   (UNAUDITED)

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 - INCOME TAXES

As of May 31, 2014, the Company had net operating loss carry forwards of approximately $112 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                               February 28, 2015
                                                               -----------------
Federal income tax benefit attributable to:
  Current Operations                                               $     38
  Less: valuation allowance                                             (38)
                                                                   --------
Net provision for Federal income taxes                             $      0
                                                                   ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                               February 28, 2015
                                                               -----------------
Deferred tax asset attributable to:
  Net operating loss carryover                                     $     38
  Less: valuation allowance                                             (38)
                                                                   --------
Net deferred tax asset                                             $      0
                                                                   ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $112 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to February 28, 2015 to the date these financial statements were issued on March 18, 2015, and has determined that it does not have any material subsequent events to disclose in these financial statements

                            [Back Page of Prospectus]

                                   PROSPECTUS

                        9,000,000 SHARES OF COMMON STOCK

                              KARNET CAPITAL CORP.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL MAY ___, 2015, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

      SEC Registration Fee                               $    11.59
      Printing Expenses                                  $    88.41
      Accounting Fees and Expenses                       $   600.00
      Auditor Fees and Expenses                          $ 4,000.00
      Legal Fees and Expenses                            $ 3,000.00
      Transfer Agent Fees                                $ 2,300.00
                                                         ----------
      TOTAL                                              $10,000.00
                                                         ==========

----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On January 24, 2014, KARNET CAPITAL CORP. offered and sold 6,000,000 share of common stock to our sole officer and director, Aleksandr Chuiko, for a purchase price of $0.001 per share, for aggregate offering proceeds of $6,000. KARNET CAPITAL CORP. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities a no general solicitations were made to any person.

ITEM 16. EXHIBITS


Exhibit
Number                      Description of Exhibit
------                      ----------------------
3.1          Articles of Incorporation of the Registrant *
3.2          Bylaws of the Registrant *
5.1          Opinion: Legality and Consent of Counsel
10.1         Sales contract with Kalynka 25 *
10.2         Verbal Agreement with A. Chuiko *
10.3         Contract with Trans-Trade Capital *
23.1         Consent of HARRIS & GILLESPIE CPA'S, PLLC,
23.2         Consent of Counsel (included in Exhibit 5.1)
99.1         Subscription Agreement *


----------
* previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by Section 10(a) (3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided however, that:

     A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

     B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Russian Federation on May 26, 2015.


                            KARNET CAPITAL CORP.


                            By: /s/ Aleksandr Chuiko
                               -------------------------------------------------
                            Name:  Aleksandr Chuiko
                            Title: President
                                   (Principal Executive, Financial and
                                   Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aleksandr Chuiko, as his true and lawful attorney-in-fact and agent with full power of substitution and reconstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of KARNET CAPITAL CORP., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Signature                                 Title                              Date
     ---------                                 -----                              ----


/s/ Aleksandr Chuiko               President, Treasurer and Secretary          May 26, 2015
-----------------------------      (Principal Executive, Financial and
Aleksandr Chuiko                   Accounting Officer)

                                  EXHIBIT INDEX


Exhibit
Number                      Description of Exhibit
------                      ----------------------
3.1          Articles of Incorporation of the Registrant *
3.2          Bylaws of the Registrant *
5.1          Opinion: Legality and Consent of Counsel
10.1         Sales contract with Kalynka 25 *
10.2         Verbal Agreement with A. Chuiko *
10.3         Contract with Trans-Trade Capital *
23.1         Consent of HARRIS & GILLESPIE CPA'S, PLLC,
23.2         Consent of Counsel (included in Exhibit 5.1)
99.1         Subscription Agreement *


----------
* previously filed